Exhibit 99.1

Viad Corp Delivers As Expected for First Quarter 2018

Same-Show Growth Continued at GES

Pursuit Organic Revenue Grew Nearly 18%

PHOENIX, April 26, 2018 -- Viad Corp (NYSE: VVI) today announced first quarter 2018 results that were in line with prior guidance. The expected year-over-year declines were driven by negative show rotation from non-annual events that occurred during the 2017 first quarter.

	Q1 2018	Q1 2017	y-o-y Change
$ in millions, except per share data
Revenue	$277.4	$325.8	(14.8)%
Organic Revenue*	271.2	325.8	-16.7%

Net Income (Loss) Attributable to Viad	$(9.4)	$6.8	**
Income (Loss) Before Other Items*	(9.9)	6.7	**
Income (Loss) Before Other Items per Share*	(0.49)	0.33	**

Adjusted Segment Operating Income (Loss)*	$(10.5)	$13.5	**
Adjusted Segment EBITDA*	2.5	25.6	-90.3%

** Change is greater than 100%.

•	Revenue of $277.4 million decreased 14.8% ($48.4 million) year-over-year, or 16.7% ($54.6 million) on an organic basis (which excludes the impact of exchange rate variances).
o	The organic revenue decline primarily reflects negative show rotation.
o	Exchange rate variances had a favorable impact on revenue of $6.2 million.
•	Adjusted segment operating results, adjusted segment EBITDA and income before other items declined compared to the prior year quarter primarily due to the decrease in revenue.

Steve Moster, president and chief executive officer, commented, “Viad delivered solid performance during the first quarter with both business units posting results that were in line with our expectations. GES continued to deliver same-show revenue growth and gain traction in the corporate events space, and Pursuit continued to benefit from our initiatives to maximize revenue at our leading attractions and hotels.”

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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GES Results

Moster said, “GES delivered solid results, with continued same-show growth that partially offset significant negative show rotation. We remain focused on driving in-sourcing benefits and pursuing additional cross-sell opportunities from our ON Services audio-visual production business, and capturing additional share in the corporate event space. I expect 2018 to be another year of solid progress toward our strategic goals, as we continue to position GES as the preferred global, full-service provider for live events.”

	Q1 2018	Q1 2017	y-o-y Change
$ in millions
Revenue	$267.7	$317.9	-15.8%
U.S. Organic Revenue*	203.9	257.2	-20.7%
International Organic Revenue*	61.4	63.9	-3.9%

Adjusted Segment Operating Income*	$0.6	$23.5	-97.3%
Adjusted Segment Operating Margin*	0.2%	7.4%	-720 bps

Adjusted Segment EBITDA*	$10.4	$32.6	-68.1%
Adjusted Segment EBITDA Margin*	3.9%	10.2%	-630 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			3.7%
U.S. Show Rotation Revenue Change (approx.)(2)			$(52)
International Show Rotation Revenue Change (approx.)(2)			$(4)

(1)

Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 46.5% of GES’ U.S. organic revenue during the 2018 first quarter.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

•	GES revenue of $267.7 million decreased 15.8% ($50.2 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue decreased 17.6% ($56.0 million).
o	U.S. organic revenue decreased 20.7% ($53.3 million) primarily due to negative show rotation of $52 million and certain non-recurring business, partially offset by U.S. base same-show growth of 3.7%.
o	International organic revenue decreased 3.9% ($2.5 million) primarily due to negative show rotation of approximately $4 million, partially offset by new business wins.
•	GES adjusted segment operating income of $0.6 million* decreased $22.9 million year-over-year, and $22.8 million on an organic basis.
o	U.S. organic adjusted segment operating results decreased by $23.0 million to a loss of $1.5 million* primarily due to the lower revenue.
o	International organic adjusted segment operating income of $2.2 million* increased $0.1 million.

Pursuit Results

Moster said, “Pursuit delivered strong organic revenue growth of 17.7% during its seasonally slow first quarter, driven primarily by our Banff Gondola and FlyOver Canada attractions.  Our seasonal properties are just beginning to open and we continue to make good progress rebuilding the Mount Royal Hotel.  The upgrades we are making to this marquee property are generating a lot of excitement amongst our

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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travel trade customers, the local community and our team.  We look forward to welcoming guests back to the Mount Royal Hotel during our busy summer tourism season.”

	Q1 2018	Q1 2017	y-o-y Change
$ in millions
Revenue	$9.7	$7.9	22.5%
Organic Revenue*	9.3	7.9	17.7%

Adjusted Segment Operating Loss*	$(11.2)	$(10.0)	11.5%
Adjusted Segment Operating Margin*	**	**	**

Adjusted Segment EBITDA*	$(7.9)	$(7.0)	13.4%
Adjusted Segment EBITDA Margin*	-81.4%	-87.9%	650 bps

Key Performance Indicators:
Same-Store RevPAR(1)	$55	$49	12.2%
Same-Store Room Nights Available(1)	27,810	27,720	0.3%
Same-Store Passengers(2)	158,472	150,397	5.4%
Same-Store Revenue per Passenger(2)	$28	$25	12.0%

(1)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad and operating for the entirety of both periods.

(2)

Same-store revenue per passenger is calculated as total attractions revenue divided by the total number of passengers for all comparable Pursuit attractions, expressed on a constant currency basis.  Comparable attractions are defined as those owned by Viad for the entirety of both periods.

** Change is greater than 100% or 1,000 basis points.

•

Pursuit revenue of $9.7 million increased 22.5% ($1.8 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased 17.7% ($1.4 million) primarily due to better than expected growth at our Banff Jasper Collection.

•

Pursuit adjusted segment operating loss of $11.2 million* increased 11.5% ($1.2 million) year-over-year. On an organic basis, the operating loss of $10.9 million increased $0.9 million primarily due to additional costs to support continued growth initiatives, as well as the timing of certain other expenses.

Cash Flow / Capital Structure

•	Cash flow from operations was an outflow of $3.4 million for the 2018 first quarter.
•	Capital expenditures for the quarter totaled $26.6 million, comprised of $16.0 million for Pursuit, $10.5 million for GES, and $0.1 million for the corporate office.
•

Return of capital totaled $2.0 million for the quarter (which represented quarterly dividends of $0.10 per share).  Viad had 440,540 shares remaining under its current repurchase authorization at March 31, 2018.

•	Debt payments (net) totaled $20.7 million for the quarter.
•	Cash and cash equivalents were $42.3 million, debt was $232.2 million and the debt-to-capital ratio was 35.1% at March 31, 2018.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Business Outlook

Our guidance is subject to change as a variety of factors, identified in the safe harbor language at the end of this press release, can affect actual results.

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

2018 Full Year Guidance

•

We expect consolidated revenue to increase at a low single-digit rate from 2017 full year revenue, driven primarily by continued growth in the underlying business and favorable exchange rate variances, partially offset by negative show rotation of about $40 million at GES.

•	We expect consolidated adjusted segment EBITDA to be in the range of $156.5 million to $160.5 million, as compared to $154.5 million* in 2017.
•

Our guidance assumes that exchange rates will approximate $0.79 U.S. Dollars per Canadian Dollar and $1.41 U.S. Dollars per British Pound during the rest of 2018.  Accordingly, we expect exchange rate variances to impact 2018 full year results as follows:

	Viad Total	GES	Pursuit
	$ in millions, except per share data
Revenue	$21	$19	$2
Adjusted Segment Operating Income	$0.5	$0.5	—
Income per Share Before Other Items	$0.03

•	The outlook for our business units is as follows:

	GES	Pursuit
$ in millions
Revenue	Up slightly from $1,133 in 2017	Up high-single to low-double digits (from $174 in 2017)
Adjusted Segment EBITDA	$85 to $88 (vs. $88.4* in 2017)	$71 to $73 (vs. $66.0* in 2017)
Depreciation & Amortization	$40 to $41	$20 to $21
Adjusted Operating Income	$44.5 to $47.5 (vs. $51.2* in 2017)	$50.5 to $52.5 (vs. $48.4* in 2017)
Capital Expenditures	$33 to $35	$59 to $63

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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o

We expect GES show rotation to have a net negative impact on full year revenue of about $40 million versus 2017.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Actual	Q2 Est.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(56)	$(15)	$25	$5	$(40)
o	We expect GES U.S. base same-show revenue to increase at a low to mid-single digit rate.
o	During 2017, GES adjusted segment EBITDA and adjusted segment operating income included income of $2.8 million related to a contract settlement, which will not recur in 2018.
o

We expect Pursuit revenue to be favorably impacted by approximately $5 million from the planned re-opening of the Mount Royal Hotel in July 2018, as well as continued focus on revenue management and refresh efforts across our attraction and hospitality portfolio.

o

We expect start-up costs related to development of Pursuit’s FlyOver Iceland attraction, which is expected to open in 2019, to approximate $1 million during 2018 ($0.2 million of which was incurred during the first quarter).  These costs are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

o

Our capital expenditure guidance for Pursuit includes approximately $19 million to complete the restoration and renovation of the Mount Royal Hotel and approximately $10 million to begin development of the FlyOver Iceland attraction. The Mount Royal Hotel expenditures will be funded primarily by the property insurance proceeds received during 2017.  The FlyOver Iceland expenditures will be funded out of our 2017 capital contribution to acquire the controlling interest in Esja Attractions ehf., the Icelandic entity that is developing the FlyOver Iceland attraction.

•	We expect corporate activities expense to approximate $10 million to $11 million.
•

We expect our effective tax rate on income before other items to approximate 30%, which is based on our current best estimates regarding the impact of Tax Reform. The higher rate relative to the 21% U.S. federal corporate tax rate is due to our foreign earnings in higher rate jurisdictions, the increase in non-deductible expenses, the GILTI tax, and an increase in our effective state tax rate.

2018 Second Quarter Guidance

			2018 Guidance
	2017		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$320.1		$300	to	$315	$7
Pursuit	44.7		49	to	52	2
Adjusted Operating Income:
GES	$30.7	*	$24	to	$27	$0.5
Pursuit	10.0	*	9.5	to	12	0.5

Income per Share Before Other Items	$1.22	*	$1.00	to	$1.15	$0.04

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	We expect GES second quarter results to decrease primarily due to negative show rotation revenue of approximately $15 million.
•

We expect Pursuit second quarter revenue to increase primarily due to continued focus on revenue management and refresh efforts across our attraction and hospitality portfolio.  Our operating income guidance reflects additional costs to support continued growth initiatives.

Conference Call and Web Cast

We will hold a conference call with investors and analysts for a review of first quarter 2018 results on Thursday, April 26, 2018 at 5:00 p.m. (ET). To join the live conference, call (877) 917-8933, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (800) 860-4710 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Glacier National Park, Banff, Jasper and Vancouver that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts

Sajid Daudi or Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements contain words,  and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. These forward-looking statements are not historical facts, but reflect our current estimates, projections, expectations, or trends concerning future growth, operating cash flows,  availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, strategic actions, acquisitions, the timing of new and/or damaged hospitality and attractions openings, the sufficiency of our legal reserves, projections of revenue, show rotation, same-show growth, adjusted segment EBITDA, attraction start-up costs, the realization of deferred tax assets, contributions to

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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pension and postretirement benefit plans, legal expenses, tax rates and other tax matters, and foreign exchange rates. Actual results could differ materially from those discussed in the forward-looking statements. Our businesses can be affected by a host of risks and uncertainties, many of which are beyond our control. For important factors that could cause actual results to differ materially from those described in our forward looking statements, please see our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this document except as required by applicable law or regulation.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by Viad, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY RESULTS

(UNAUDITED)

	Three months ended March 31,
($ in thousands, except per share data)	2018	2017	$ Change	% Change
Revenue:
GES:
U.S.	$203,868	$257,211	$(53,343)	-20.7%
International	67,186	63,899	3,287	5.1%
Intersegment eliminations	(3,348)	(3,239)	(109)	-3.4%
Total GES	267,706	317,871	(50,165)	-15.8%
Pursuit	9,722	7,936	1,786	22.5%
Total revenue	$277,428	$325,807	$(48,379)	-14.8%

Segment operating income (loss):
GES:
U.S.	$(1,556)	$21,346	$(22,902)	**
International	2,136	2,033	103	5.1%
Total GES	580	23,379	(22,799)	-97.5%
Pursuit	(11,395)	(10,275)	(1,120)	-10.9%
Segment operating income (loss)	(10,815)	13,104	(23,919)	**
Corporate eliminations	16	16	—	0.0%
Corporate activities	(2,217)	(2,541)	324	12.8%
Restructuring charges	(162)	(394)	232	58.9%
Impairment recoveries (Note A)	—	2,384	(2,384)	-100.0%
Other expense (Note B)	(238)	(452)	214	47.3%
Net interest expense	(1,985)	(2,047)	62	3.0%
Income (loss) from continuing operations before income taxes	(15,401)	10,070	(25,471)	**
Income tax (expense) benefit (Note C)	4,638	(2,741)	7,379	**
Income (loss) from continuing operations	(10,763)	7,329	(18,092)	**
Income (loss) from discontinued operations (Note D)	928	(816)	1,744	**
Net income (loss)	(9,835)	6,513	(16,348)	**
Net loss attributable to noncontrolling interest	364	264	100	37.9%
Net loss attributable to redeemable noncontrolling interest	84	—	84	**
Net income (loss) attributable to Viad	$(9,387)	$6,777	$(16,164)	**

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$(10,315)	$7,593	$(17,908)	**
Icome (loss) from discontinued operations (Note D)	928	(816)	1,744	**
Net income (loss)	$(9,387)	$6,777	$(16,164)	**

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(0.51)	$0.37	$(0.88)	**
Income (loss) from discontinued operations attributable to Viad common shareholders	0.04	(0.04)	0.08	**
Net income (loss) attributable to Viad common shareholders	$(0.47)	$0.33	$(0.80)	**

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(0.51)	$0.37	$(0.88)	**
Income (loss) from discontinued operations attributable to Viad common shareholders	0.04	(0.04)	0.08	**
Net income (loss) attributable to Viad common shareholders (Note E)	$(0.47)	$0.33	$(0.80)	**

Common shares treated as outstanding for income (loss) per share calculations:
Weighted-average outstanding common shares	20,207	20,083	124	0.6%
Weighted-average outstanding and potentially dilutive common shares	20,207	20,346	(139)	-0.7%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Impairment Recoveries – The impairment recovery recorded during the three months ended March 31, 2017 was related to insurance proceeds received as a partial settlement for fire damage to the Company's Mount Royal Hotel.

(B)

Other Expense – On January 1, 2018, we adopted ASU 2017-07, which requires retrospective adoption. As a result, we recorded the nonservice cost component of net periodic benefit cost within other expense for the three months ended March 31, 2018, and we reclassified $0.5 million from operating expenses to other expense for the three months ended March 31, 2017 to conform to current period presentation.

(C)

Income Taxes – Income taxes went from an effective rate of 27% for the three months ended March 31, 2017 to an effective rate of 30% for the three months ended March 31, 2018. The increase in the effective rate for 2018 was primarily due to our mix of domestic versus foreign income, which is taxed at higher rates. Additionally, as a result of Tax Reform, we are now subject to the GILTI tax, increased non-deductible expenses and a higher effective state tax rate, which partially offset the reduction in the federal tax rate.

(D)

Income (Loss) from Discontinued Operations – The income from discontinued operations for the three months ended March 31, 2018 was primarily related to a favorable legal settlement related to previously sold operations. The loss from discontinued operations for the three months ended March 31, 2017 was primarily related to an increase in reserves to resolve certain environmental matters related to previously sold operations.

(E)	Income (Loss) per Common Share — Following is a reconciliation of net income (loss) attributable to Viad to net income (loss) allocated to Viad common shareholders:
	Three months ended March 31,
($ in thousands, except per share data)	2018	2017	$ Change	% Change
Net income (loss) attributable to Viad	$(9,387)	$6,777	$(16,164)	**
Less: Allocation to nonvested shares	—	(89)	89	-100.0%
Adjustment to the redemption value of redeemable noncontrolling interest	(38)	—	(38)	**
Net income (loss) allocated to Viad common shareholders	$(9,425)	$6,688	$(16,113)	**

Weighted-average outstanding common shares	20,207	20,083	124	0.6%

Basic income (loss) per common share attributable to Viad common shareholders	$(0.47)	$0.33	$(0.80)	**

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of “Income/(Loss) Before Other Items”, “Adjusted EBITDA”, “Adjusted Segment EBITDA” and “Adjusted Segment Operating Income/(Loss)”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended March 31,
($ in thousands)	2018	2017	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$(9,387)	$6,777	$(16,164)	**
(Income) loss from discontinued operations attributable to Viad	(928)	816	(1,744)	**
Income (loss) from continuing operations attributable to Viad	(10,315)	7,593	(17,908)	**
Restructuring charges, pre-tax	162	394	(232)	-58.9%
Impairment recoveries, pre-tax	—	(2,384)	2,384	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (A)	440	866	(426)	-49.2%
Tax expense (benefit) on above items	(133)	248	(381)	**
Net income attributable to FlyOver Iceland noncontrolling interest	(84)	—	(84)	**
Income (loss) before other items	$(9,930)	$6,717	$(16,647)	**

(per diluted share)
Income (loss) before other items:
Net income (loss) attributable to Viad	$(0.47)	$0.33	$(0.80)	**
(Income) loss from discontinued operations attributable to Viad	(0.04)	0.04	(0.08)	**
Income (loss) from continuing operations attributable to Viad	(0.51)	0.37	(0.88)	**
Restructuring charges, pre-tax	0.01	0.02	(0.01)	-50.0%
Impairment recoveries, pre-tax	—	(0.12)	0.12	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (A)	0.02	0.04	(0.02)	-50.0%
Tax expense (benefit) on above items	(0.01)	0.02	(0.03)	**
Net income attributable to FlyOver Iceland noncontrolling interest	—	—	—	**
Income (loss) before other items	$(0.49)	$0.33	$(0.82)	**

($ in thousands)
Adjusted EBITDA:
Net income (loss) attributable to Viad	$(9,387)	$6,777	$(16,164)	**
(Income) loss from discontinued operations attributable to Viad	(928)	816	(1,744)	**
Impairment recoveries, pre-tax	—	(2,384)	2,384	-100.0%
Interest expense	2,069	2,105	(36)	-1.7%
Income tax expense (benefit)	(4,638)	2,741	(7,379)	**
Depreciation and amortization	13,063	12,144	919	7.6%
Other noncontrolling interest	72	83	(11)	-13.3%
Adjusted EBITDA	$251	$22,282	$(22,031)	-98.9%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended March 31,
	2018	2017	$ Change	% Change
Acquisition integration costs - GES[1]	$61	$125	$(64)	-51.2%
Acquisition integration costs - Pursuit[1]	—	88	(88)	-100.0%
Acquisition transaction-related costs - Pursuit[1]	12	188	(176)	-93.6%
Acquisition transaction-related costs - Corporate[2]	136	465	(329)	-70.8%
FlyOver Iceland start-up costs[1]	231	—	231	**
Acquisition-related and other non-recurring expenses, pre-tax	$440	$866	$(426)	-49.2%

1 Included in segment operating income (loss)

2 Included in corporate activities

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term “organic” is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods. The impact of exchange rate variances (or “FX Impact”) is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates. Management believes that the presentation of “organic” results permits investors to better understand Viad’s performance without the effects of exchange rate variances or acquisitions.

	Three months ended March 31, 2018				Three months ended March 31, 2017
($ in thousands)	As Reported	Acquisitions(A)	FX Impact	Organic	As Reported	Acquisitions(A)	Organic
Viad Consolidated:
Revenue	$277,428	$—	$6,184	$271,244	$325,807	$—	$325,807
Net income (loss) attributable to Viad	$(9,387)				$6,777
Net loss attributable to noncontrolling interest	(364)				(264)
Net loss attributable to redeemable noncontrolling interest	(84)				—
(Income) loss from discontinued operations	(928)				816
Income tax expense (benefit)	(4,638)				2,741
Net interest expense	1,985				2,047
Other expense	238				452
Impairment recoveries	—				(2,384)
Restructuring charges	162				394
Corporate activities expense	2,217				2,541
Corporate eliminations	(16)				(16)
Segment operating income (loss)	$(10,815)	$(231)	$(235)	$(10,349)	$13,104	—	$13,104
FlyOver Iceland start-up costs	231	231	—	—	—	—	—
Integration costs	61	—	—	61	213	—	213
Acquisition transaction-related costs	12	—	—	12	188	—	188
Adjusted segment operating income (loss)	(10,511)	—	(235)	(10,276)	13,505	—	13,505
Segment depreciation	10,319	—	237	10,082	9,036	—	9,036
Segment amortization	2,688	—	46	2,642	3,059	—	3,059
Adjusted Segment EBITDA	$2,496	$—	$48	$2,448	$25,600	$—	$25,600
Adjusted segment operating margin	-3.8%		-3.8%	-3.8%	4.1%		4.1%
Adjusted segment EBITDA margin	0.9%		0.8%	0.9%	7.9%		7.9%

GES:
Revenue	$267,706	$—	$5,802	$261,904	$317,871	$—	$317,871
Segment operating income	$580	$—	$(22)	$602	$23,379	$—	$23,379
Integration costs	61	—	—	61	125	—	125
Adjusted segment operating income	641	—	(22)	663	23,504	—	23,504
Depreciation	7,352	—	169	7,183	6,285	—	6,285
Amortization	2,415	—	36	2,379	2,787	—	2,787
Adjusted Segment EBITDA	$10,408	$—	$183	$10,225	$32,576	$—	$32,576
Adjusted segment operating margin	0.2%		-0.4%	0.3%	7.4%		7.4%
Adjusted segment EBITDA margin	3.9%		3.2%	3.9%	10.2%		10.2%

GES U.S.:
Revenue	$203,868	$—	$—	$203,868	$257,211	$—	$257,211
Segment operating income (loss)	$(1,556)	$—	$—	$(1,556)	$21,346	$—	$21,346
Integration costs	61	—	—	61	125	—	125
Adjusted segment operating income (loss)	(1,495)	—	—	(1,495)	21,471	—	21,471
Depreciation	5,445	—	—	5,445	4,752	—	4,752
Amortization	2,094	—	—	2,094	2,371	—	2,371
Adjusted Segment EBITDA	$6,044	$—	$—	$6,044	$28,594	$—	$28,594
Adjusted segment operating margin	-0.7%			-0.7%	8.3%		8.3%
Adjusted segment EBITDA margin	3.0%			3.0%	11.1%		11.1%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended March 31, 2018				Three months ended March 31, 2017
($ in thousands)	As Reported	Acquisitions(A)	FX Impact	Organic	As Reported	Acquisitions(A)	Organic
GES International:
Revenue	$67,186	$—	$5,802	$61,384	$63,899	$—	$63,899
Segment operating income	$2,136	$—	$(22)	$2,158	$2,033	$—	$2,033
Adjusted segment operating income	2,136	—	(22)	2,158	2,033	—	2,033
Depreciation	1,907	—	169	1,738	1,533	—	1,533
Amortization	321	—	36	285	416	—	416
Adjusted Segment EBITDA	$4,364	$—	$183	$4,181	$3,982	$—	$3,982
Adjusted segment operating margin	3.2%		-0.4%	3.5%	3.2%		3.2%
Adjusted segment EBITDA margin	6.5%		3.2%	6.8%	6.2%		6.2%

Pursuit:
Revenue	$9,722	$—	$382	$9,340	$7,936	$—	$7,936
Segment operating loss	$(11,395)	$(231)	$(213)	$(10,951)	$(10,275)	$—	$(10,275)
Integration costs	—	—	—	—	88	—	88
Acquisition transaction-related costs	12	—	—	12	188	—	188
FlyOver Iceland start-up costs	231	231	—	—	—	—	—
Adjusted segment operating loss	(11,152)	—	(213)	(10,939)	(9,999)	—	(9,999)
Depreciation	2,967	—	68	2,899	2,751	—	2,751
Amortization	273	—	10	263	272	—	272
Adjusted Segment EBITDA	$(7,912)	$—	$(135)	$(7,777)	$(6,976)	$—	$(6,976)
Adjusted segment operating margin	**		-55.8%	**	**		**
Adjusted segment EBITDA margin	-81.4%		-35.3%	-83.3%	-87.9%		-87.9%

(A)	Acquisitions include FlyOver Iceland (acquired November 2017) for Pursuit.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2017
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$0.33	$1.37	$2.19	$(1.07)	$2.83
(Income) loss from discontinued operations attributable to Viad	0.04	(0.02)	—	(0.01)	0.01
Income (loss) from continuing operations attributable to Viad	0.37	1.35	2.19	(1.08)	2.84
Restructuring charges, pre-tax	0.02	0.01	0.01	0.01	0.05
Impairment recoveries pre-tax	(0.12)	(0.11)	(1.20)	—	(1.43)
Acquisition-related costs and other non-recurring expenses, pre-tax	0.04	—	0.01	0.01	0.06
Tax expense on above items	0.02	0.03	0.32	—	0.37
Charge related to Tax Reform	—	—	—	0.80	0.79
Favorable tax matters	—	(0.06)	—	—	(0.06)
Income (loss) before other items	$0.33	$1.22	$1.33	$(0.26)	$2.62

	Q2 2017			FY 2017
Adjusted segment operating income and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income attributable to Viad			$27,947			$57,707
Net income (loss) attributable to noncontrolling interest			(73)			523
Net income attributable to redeemable noncontrolling interest			-			(46)
(Income) loss from discontinued operations			(509)			268
Income tax expense			10,178			45,898
Net interest expense			2,017			7,985
Other expense, pre-tax			224			2,028
Impairment recoveries, pre-tax			(2,247)			(29,098)
Restructuring charges, pre-tax			168			1,004
Corporate activities expense			2,956			12,676
Corporate eliminations			(16)			(67)
Segment operating income	$30,707	$9,938	$40,645	$51,011	$47,867	$98,878
FlyOver Iceland start-up costs	—	—	—	—	125	125
Integration costs	(30)	79	49	161	174	335
Acquisition transaction-related costs	—	—	—	—	200	200
Adjusted segment operating income	30,677	10,017	40,694	51,172	48,366	99,538
Segment depreciation	6,638	4,582	11,220	26,444	16,065	42,509
Segment amortization	2,799	454	3,253	10,819	1,589	12,408
Adjusted segment EBITDA	$40,114	$15,053	$55,167	$88,435	$66,020	$154,455